Exhibit 99.1

STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO:
First Financial Northwest, Inc.
Attn: Stock Information Center
208 Williams Avenue South
Renton, Washington 98057
(425) 254-2094

Deadline:  The Subscription Offering ends at 12:00 Noon, Pacific time, on September __, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at our branch by the deadline, or it will be considered void.  Faxes or copies of this form will not be accepted.  First Financial Northwest, Inc.  reserves the right to accept or reject improper order forms.

(1) Number of Shares	x $10.00 =	(2) Total Amount Due

The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 25,000 shares ($250,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 50,000 shares ($500,000).

(3)	Method of Payment		(4)	Purchaser Information (check one)
☐	Enclosed is a check, bank draft or money order payable to First Financial Northwest, Inc. for $ ___________________ .		a.	☐

Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with First Savings Bank of Renton as of June 30, 2005. Enter information in Section 7 for all deposit accounts that you had at First Savings Bank of Renton on June 30, 2005.

☐

I authorize First Savings Bank of Renton to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal:

			b.	☐

Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with First Savings Bank of Renton as of____, 2007 but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at First Savings Bank of Renton on_____, 2007.

	Account Numbers	Amounts

		$ $	c.	☐

Other Members - Check here if you were a depositor or borrower of First Savings Bank of Renton as of ____, 2007, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories

		$	d.	☐	Local Community – Natural persons residing in King County, WA.

	Total Withdrawal	$	e.	☐	General Public

(5)	Check if you (or a household family member) are a: ☐ Director ☐ Officer ☐ Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐	Individual	☐	Individual Retirement Account (IRA)	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated______________

Name ______________________				SS# or Tax ID _______________________

Name ______________________				SS# or Tax ID _______________________

Address ____________________				Daytime Telephone # ________________

City _______________________	State _______	Zip Code _______	County ______	Evening Telephone # ________________

(7) Qualifying Accounts You should list any accounts that you may have or had with First Savings Bank of Renton in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.

Qualifying Accounts

Names on Accounts	Account Number

Please Note:  Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment:  By signing below, I acknowledge receipt of the prospectus dated August __, 2007 and understand I may not change or revoke my order once it is received by First Financial Northwest, Inc.  I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.  Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another.  Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares.  First Financial Northwest, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.  Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding.  You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.  By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.  The Subscription rights are non-transferable and are void at the end of the subscription period.  Signature:  THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.  This order is not valid if the Stock Order and Certification Form are not both signed and properly completed.  Your order will be filled in accordance with the provisions of the amended Plan of Conversion and Reorganization as described in the prospectus.  An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature _________________________	Date _____________	Signature _________________________	Date _____________

Office Use Only:  Date Rec’d  _____ / ______  Check# _____________$_____________ Check#____________ $______________  Batch# _________ Order # ___________ Category _____

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor.  You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY FIRST SAVINGS BANK OF RENTON, FIRST FINANCIAL NORTHWEST, INC.,  OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION WEST REGIONAL DIRECTOR, MICHAEL FINN, AT 650-746-7000.

I further certify that, before purchasing the common stock of First Financial Northwest, Inc., I received a copy of the Prospectus dated August __, 2007, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page 1 of the prospectus:

Risks Related to Our Business

1.	The lack of diversification in our loan portfolio may hurt our asset quality and profits.

2.	Our business strategy may result in increased volatility of earnings.

3.	Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

4.	We need to add additional executive officers and integrate these executive officers into our current operations.

5.	The loss of our current President and Chief Executive officer may hurt First Financial Northwest’s and First Savings Bank’s operations because it may be difficult to hire qualified replacements.

6.	Our business is subject to various lending risks which could adversely impact our results of operations and financial condition.

7.	If our allowance for loan losses is not sufficient to cover actual losses, our earnings could be reduced.

8.	We may be unable to successfully integrate and grow the operations of Executive House.

9.	Fluctuations in interest rates could reduce our profitability and affect the value of our assets.

10.

Our single branch location limits our ability to attract retail deposits and as a result a large portion of our deposits are certificates of deposit, including “Jumbo” certificates which may not be as stable as other types of deposits.

11.	Our business is subject to general economic risks that could adversely impact our results of operations and financial condition.

12.

We face strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by us, which could limit our growth and profitability.

13.	We continually encounter technological change, and we may have fewer resources than many or our competitors to continue to invest in technological improvements.

14.	We are subject to extensive regulation which could adversely affect our business.

15.	Earthquakes in our primary market area may result in material losses because of damage to collateral properties and our borrowers’ inability to repay loans.

Risks Related to this Offering

1.	After this offering, our compensation expenses will increase and our return on equity will be low compared to other companies. These factors could negatively impact the price of our stock.

2.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

3.	Your subscription funds could be held for an extended time period and will be unavailable to you for other investments if completion of the conversion is delayed.

4.	Management and the board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.

5.

Holders of First Financial Northwest common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

6.	The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of First Financial Northwest.

7.	We intend to grant stock options and restricted stock to the board of directors and certain employees following the conversion which will likely reduce your ownership interest.

Risks Related to the Formation of Our Charitable Foundation

1.	The contribution to the First Financial Northwest Foundation, Inc. will hurt our profits for fiscal year 2007 and dilute your ownership interest.

2.	Our contribution to the First Financial Northwest Foundation, Inc. may not be tax deductible, which could hurt our profits.

Signature _________________________	Date _____________	Signature _________________________	Date _____________

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.  THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

First Financial Northwest, Inc.	Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due.  The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share.  The minimum purchase is 25 shares.  Generally, the maximum purchase for any person is 25,000 shares (25,000 shares x $10.00 per share = $250,000).   No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering.  For additional information, see “The Conversion and Stock Offering- Limitations on Stock Purchases” in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our First Savings Bank of Renton branch) or by check, bank draft or money order payable to First Financial Northwest, Inc.  DO NOT MAIL CASH.  Your funds will earn interest at the Bank’s passbook savings annual percentage yield until the stock offering is completed.

To pay by withdrawal from a deposit account or certificate of deposit at First Savings Bank of Renton insert the account number(s) and the amount(s) you wish to withdraw from each account.  If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form.  To withdraw from an account with checking privileges, please write a check.  First Savings Bank of Renton will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs).  A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn.  Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of First Savings Bank of Renton, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of First Financial Northwest, Inc. common stock.  Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers.  We will need to call you if we cannot execute your order as given.  If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (425) 254-2094.  Subscription rights are not transferable.  If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 – You should list any qualifying accounts that you may have or had with First Savings Bank of Renton in the box located under the heading “Qualifying Accounts”.  For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor.  Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc.  If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s).  If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify.  Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 208 Williams Avenue South, Renton, WA by the end of the subscription offering on September __, 2007 at 12:00 Noon, Pacific Time.

(See Reverse Side for Stock Ownership Guide)

First Financial Northwest, Inc.	Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only.  You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners.  When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant.  You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners.  When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.  All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Washington and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act.  For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to MinorsAct of the individual state.  For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age.  Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” after the name.  Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-WA or UGMA-Other State.  List only the minor’s social security number.

Corporation/Partnership – Corporations/Partnerships may purchase stock.  Please provide the Corporation/Partnership’s legal name and Tax I.D.  To have depositor rights, the Corporation/Partnership must have an account in the legal name.  Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at First Savings Bank of Renton. The stock cannot be held in your First Savings Bank of Renton account.  Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order.  Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual.  If the fiduciary is a corporation, list the corporate title on the first name line.  Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc.  On the second name line, print the name of the maker, donor or testator or the name of the beneficiary.  Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.).  In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship.  The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)

FIRST FINANCIAL HOLDINGS, MHC	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST FINANCIAL HOLDINGS, MHC FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ___________, 2007, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

The undersigned, being a depositor or borrower of First Savings Bank of Renton hereby authorizes the Board of Directors of First Financial Holdings or any successors in their respective positions, as proxy, with full powers of subsititution, to represent the undersigned at the Special Meeting of First Financial Holdings, MHC to be held at ___________________________, _______________, Renton, Washington on ____________ ___, 2007 at __ :00 _.m., local time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

(1)

The approval of an amended plan of conversation and reorganization providing for the conversion of First Financial Holdings, First Financial of Renton, Inc. and First Savings Bank of Renton from the mutual holding company structure to the stock holding company form including the formation of a new holding company, First Financial Northwest, Inc. , and the sale of shares of its common stock to eligible depositors, borrowers and other members of the public.

FOR	☐	AGAINST	☐	ABSTAIN	☐

(2)	The contribution to the First Financial Northwest Foundation of stock equal to 8% of the gross proceeds of the sale by First Financial Northwest of its shares of common stock to the public.

FOR	☐	AGAINST	☐	ABSTAIN	☐

(3)	To consider and vote upon any other matters that may lawfully come before the special meeting.

FOR	☐	AGAINST	☐	ABSTAIN	☐

This proxy, if executed, will be voted “FOR” adoption of the PLAN OF CONVERSION AND REORGANIZATION, “FOR” for contribution to the First Financial Northwest Foundation, and “FOR” adjournment of the Special Meeting, if necessary, if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

FIRST FINANCIAL HOLDINGS, MHC	REVOCABLE PROXY

Any depositor or borrower giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of First Financial Holdings, MHC either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the __ day of __________, 2007 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

Signature:	Date:

Signature:	Date:

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please Detach, Sign and Return “ALL” proxies from “ALL” packets received in the enclosed postage paid envelope. FAILURE TO VOTE HAS THE SAME EFFECT AS A “NO” VOTE.